September 25, 2018

Medical Transcription Billing, Corp.	Page 1 of 3
7 Clyde Road
Somerset, New Jersey 08873

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Medical Transcription Billing, Corp., a Delaware corporation (the “Company”), in connection with its filing on the date hereof of a registration statement on Form S-1 (as amended, the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement. The Registration Statement covers 1,000,000 shares of the Company’s 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Shares”).

We have examined the Registration Statement together with the exhibits thereto and the documents incorporated by reference therein. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the prospectus contained therein; and (v) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

MTBC/ Form S-1	Page 2 of 3
September 25, 2018

We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based on the foregoing, we are of the opinion that, upon the issuance and delivery of and payment for the Shares, all in the manner stated in the Registration Statement and the prospectus contained therein, such Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on this opinion) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

MTBC/ Form S-1	Page 3 of 3
September 25, 2018

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

Song P.C.
/s/ David S. Song
David S. Song, Esq.